Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Accelerant Holdings

(Exact Name of Registrant as Specified in its Memorandum and Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A common shares, par value $0.0000011951862 per share	457(a)	6,340,851	$21.00	$133,157,871(2)	0.00015310	$20,387

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$133,157,871		$20,387

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$20,387

(1)

Represents only the 6,340,851 additional Class A common shares, par value $0.0000011951862 per share (“Common Shares”), being registered, which includes 827,067 additional Common Shares that the underwriters have the option to purchase. Does not include the 33,289,473 Common Shares that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333-288435) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 23, 2025.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The registrant previously registered 33,289,473 Common Shares on the Registration Statement, for which the registrant paid a filing fee of $101,933.00. In accordance with Rule 462(b) under the Securities Act, 6,340,851 additional Common Shares having a proposed maximum aggregate offering price of $133,157,871 is hereby registered, which includes 827,067 Common Shares that the underwriters have the option to purchase.